Exhibit (10)(m)



                       SWANSON PATENT LICENSE AGREEMENT
--------------------------------------------------------------------------------


THIS LICENSE AGREEMENT (the "Agreement") is dated as of the 9th day of November 1998, by and between ROLLAN C. SWANSON, M.D., Ph.D., and ELEONORA SWANSON of 83 Sands Point Road, Port Washington, New York, 11050 (hereinafter collectively referred to as "Swanson") and Startech Environmental Corp., a Colorado corporation having its office at 79 Old Ridgefield Road, Wilton, Connecticut, 06897 (hereinafter referred to as "Startech").

                               STATEMENT OF FACTS

     Dr. Rollan C. Swanson is a scientist and inventor, and the owner of patents for a process known as "Catalytic conversion of water and carbon dioxide to low cost energy, hydrogen, carbon monoxide, oxygen and hydrocarbons" embodied in the patents listed in Exhibit A hereof and hereinafter referred to as the "Swanson Patents". Startech and Swanson desire to enter into a mutually beneficial business relationship for the Exploitation of the Swanson Patents and the funding of monies required in connection therewith.

     Now, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

     1. DEFINITIONS

     (a)  For the purpose of this Agreement, the definitions set forth in
          Article 14 hereof shall be utilized.

     2. REPRESENTATIONS AND WARRANTIES

     (a)  Swanson hereby makes the following representations and warranties to
          Startech:

          i) Swanson is the owner of all the right, title, and interest to the Swanson Patents;

          ii) the Swanson Patents constitute a trade secret which has not been disclosed in its entirety to any third parties by Swanson;

          iii) all existing patents are listed in Exhibit A, attached hereto;

          iv)  Swanson has the right to grant this license referred to in
               Article 3 hereof,

          v) Swanson has not sold, licensed, assigned, pledged, hypothecated, or otherwise transferred or conveyed any of the right, title, or interest in the Swanson Patents in derogation of this License.

     (b)  Startech hereby makes the following representations and warranties to
          Swanson:

          i) Startech is a corporation, validly organized and in good standing under the laws of the State of Colorado;

          ii) the execution of this Agreement has been duly authorized in accordance with charter instruments and by-laws of the corporation acting through its Board of Directors in accordance with all applicable laws;

          iii) the corporation has complied with all applicable state and federal laws with respect to the issuance of any securities;

                       SWANSON PATENT LICENSE AGREEMENT
--------------------------------------------------------------------------------


     3. GRANT OF LICENSE

     (a) Swanson hereby grants to Startech the exclusive and indivisible right and license throughout the world to develop, manufacture hardware and systems, to have hardware and systems made for it, to use and sell same, to grant sublicenses thereon, and to Exploit the Swanson Patents pursuant to the scope of license set forth in Article 16 hereof.

     (b) Swanson shall have the right to receive a notice, in writing, within a period of twenty (20), days of the entire terms of any license, Agreement, etc. which has been entered into by Startech on the subject matter of this Agreement.

     (c) Startech agrees that prior to execution of any license, agreement, or other material document relating to the subject matter of this Agreement, it will consult with Swanson prior to the consummation thereof.

     (d) Startech will not make any agreements knowingly which will either affect Swanson's ownership or validity of any patents.

     (e)  This license will remain in effect until:

               i) Startech is assigned the patents to the Swanson Patents from Swanson by purchase under rights of first refusal pursuant to Article 8 hereof;or

               ii)  this Agreement is terminated pursuant to Article 9 hereof.

     4. OBLIGATIONS OF STARTECH

     (a) Within 10 days of signing and coming into effect of this Agreement, Startech shall pay to Swanson the sum of three-thousand dollars ($3,000.00); failure by Startech to make this payment within the stated period of time shall constitute an incurable default to this Agreement and this Agreement shall terminate totally pursuant to paragraph (g) of Article 9 hereof.

     (b) Within 30 days of signing and coming into effect of this Agreement, Startech will convey to Swanson $15,000 of its restricted stock.

     (c) At the start of active development, use, or marketing of the Swanson Patents, Startech shall enter into a secrecy agreement with Swanson to protect the value of the Swanson Patents and Startech shall require that all sub-contractors, sublicensees, licensees, consultants, and any entity having access to the catalyst used by the process embodied by the Swanson Patents or Confidential Information regarding the Swanson Patents be likewise bound to Startech by a secrecy agreement of similar intent and content. This secrecy agreement between Swanson and Startech will be in full force and effect for the life of this Agreement plus five (5) years or such time as Startech has purchased the Swanson Patents under rights of first refusal pursuant to Article 8 hereof.

     (d) Startech agrees to exert its best efforts in the Exploitation of the Swanson Patents for the mutual benefit of Swanson and Startech pursuant to Article 7 hereof.

     (e) In consideration of this Agreement, Startech shall pay to Swanson five percent (5.00%) of all Machine Sales received by Startech from the Swanson Patents, in money and in kind. These payments (the Payments)

                        SWANSON PATENT LICENSE AGREEMENT
--------------------------------------------------------------------------------


          shall be made in a timely manner, being no later than thirty (30) days after receipt by Startech of said proceeds. Regarding these Payments, Startech shall have the following obligations:

          i) Startech shall engage a certified public accountant to audit the Payments and records of Startech to provide statements to Swanson.

          ii) Startech shall keep true and accurate records and books of account containing all data reasonable required for the computation and verification of the Payments.

          iii) These Payments shall be binding upon all assignees and successors and shall last for the life of any patents on the Swanson Patents or the life of the Agreement whichever is longer.

          iv) Swanson shall have the right to view or audit these records at any time and shall give Startech reasonable notice to produce any or all records associated with the Payments.

     5. MAINTENANCE COSTS

     (a) So long as the license set forth in Article 3 hereof is in force and effect, Startech shall pay to Swanson a license fee of twelve thousand dollars ($12,000.00) annually, payable one-thousand dollars ($1,000.00) per month.

     (b) Failure on the part of Startech to make the maintenance payments of paragraph (a) of this Article will result in Startech being considered in default pursuant to paragraph (f) of Article 9 hereof.

     (c) Once any additional and/or foreign patenting of the Swanson Patents has been started pursuant to paragraph (a) of Article 6 hereof, Startech shall be financially responsible for the cost of filing and maintaining patent applications, future patents, and future applications all of which are related to the Swanson Patents. It is expressly agreed that Startech shall forward to the patent attorney or attorneys, who may have been designated by Swanson, within thirty (30) days of receipt of notice from said patent attorneys, any and all monies necessary, based on customary and reasonable charges, for the filing for domestic and foreign patent applications. Startech shall have the right to designate a patent attorney of its own choice. Swanson shall have the right himself to pay any amounts for the filing of any domestic or foreign patent applications, as Swanson may deem desirable.

     6. OBLIGATIONS OF SWANSON


                       SWANSON PATENT LICENSE AGREEMENT
--------------------------------------------------------------------------------


     (a) Startech will at its expense and option, file domestic and foreign patent applications, in the name of Dr. Rollan C. Swanson, on inventions of Swanson relating to Swanson. Swanson will provide all information in Swanson's possession which may be necessary or useful in the preparation and filing of such patent applications. Swanson will assist in the filing and prosecution of such patent applications. In the event Startech elects not to file a domestic or foreign patent application on an invention of Swanson's, Swanson may file such application at Swanson's expense.

     7. BEST EFFORTS

     (a) Startech will exercise efforts to the best of its abilities to develop, scale-up, Exploit and reduce to commercial systems the Swanson Patents for the fields granted in this license as set forth in
          Article 16 hereof.

     (b) Startech will produce a plan to develop and Exploit the process embodied in the Swanson Patents within 60 days of the signing and coming into effect of this Agreement.

     (C) Startech shall provide sufficient funding, equipment, and facilities to Exploit the Swanson Patents.

     (d)  In addition to the right to receive notice as specified in paragraph
          (b) of Article 3 hereof, the following items shall be subject to Swanson's right of written notice:

               i) any materials other than patents, proposed to be given or disclosed in any way to licensees, sublicensees, or sublessees.

     8. RIGHT OF FIRST REFUSAL TO ASSIGNMENT OF SWANSON PATENTS

     (a) Startech shall have the right of first refusal to the assignment of the patents in the Swanson Patents and the including the entire right, title, and interest to said Swanson Patents should any of the patents become available for assignment to any entity other than Dr. Rollan C. Swanson.

     9. TERM, TERMINATION, AND REVERSIONARY RIGHTS

     (a) Subject to the rights to termination hereinafter specified, this Agreement shall remain in effect until the last to expire of the Swanson Patents, any future patents, or any license granted to Startech that is covered by the Swanson Patents.

     (b) This exclusive license Agreement may be terminated totally by Startech, at its option, by sending Dr. Rollan C. Swanson a written notice (the "Termination Notice") of its intention to terminate. The termination notice shall specify a date (the "Effective Date") on which the Agreement shall terminate. The Effective Date shall not be less that sixty (60) days after the date of the Termination Notice. Any outstanding Third Party License granted for the Swanson Patents, shall, however, continue for the effective duration of the Third-Party License. Any "grant-back" patents, patent applications, know-how, trade secrets, or a "grant-back" license, etc. obtained from any third party license including Exploitation Agreements, shall be irrevocably licensed by Startech to Swanson at no royalty to each, but the continuing royalties from "grant-back" patents, patent applications, know-how, and trade secrets licensed by Startech shall be as provided herein.

     (c) In addition to the right to terminate totally this Agreement as provided in paragraph (b) of this Article, Startech shall have further right to:

                        SWANSON PATENT LICENSE AGREEMENT
--------------------------------------------------------------------------------


          i) discontinue the funding of portions of the Swanson Patents which show unsatisfactory feasibility sustained by feasibility studies or in Startech's opinion are not commercially feasible (the "Rejected Developments"), by sending a written notice (the "Rejection Notice") to Dr. Rollan C. Swanson. The Rejection notice shall specify a date (the "Effective Rejection Date") on which Startech's obligations hereunder shall ten-ninate insofar as the Rejected Developments are concerned;

          ii) discontinue funding monies for existing processes or any other process under this Agreement which Startech funds.

     (d) Swanson shall have the right to designate countries in which any U.S. counterpart patent applications shall be filed by sending notice to Startech within six (6) months after filing of U.S. application. If the aforesaid notice is given by Swanson, failure by Startech to accept the designation within nine (9) months from the filing date of the U.S. application, shall constitute an effective rejection of the right to file an application for a patent in that country by Startech as a result of which Swanson shall have an exclusive right to file an application for a patent in that country. Startech shall have the unrestricted right at any time and from time to time to file for applications in foreign countries of its choice except for applications resulting from Rejected Developments or, rejected applications specified herein. Startech shall have the right to designation of appropriate countries and rights to filing abroad of any U.S. applications within this field by Swanson or any "grant-back" applications, except that it shall give notice to Swanson of any intention not to file such application and, if Startech intends to file such application, the countries in which Startech intends to file, such notice to be given within nine (9) months after filing of such application. The Effective Rejection Date shall not be less than thirty (30) days after the date of the Rejection Notice. In the event that a Rejection Notice is sent, then (i) subject to existing Exploitation Agreements, all of the Rejected Development shall revert to Swanson as of the Effective Rejection Date, and (ii) on or before the Effective Rejection Date, Startech or its assigns or successors shall turn over to Swanson, without cost to Swanson (except transportation costs), all formulae, compounds, data and copies thereof, drawings and copies thereof, test results and copies thereof, models, prototypes, and supplies then held by Startech relating to the Rejected Developments, and (iii) as of the Effective Rejection Date, Startech shall have no further interest in the Rejected Development nor obligations in connection therewith, but all other rights of the parties hereunder shall continue in full force and effect.

     (e) Swanson shall have the right to exercise his claim for reversionary rights and thereby terminate this Agreement for:

          i)   the failure of Startech to make any payments as pursuant to
               Article 4 hereof-, or

                        SWANSON PATENT LICENSE AGREEMENT
--------------------------------------------------------------------------------


          ii) the failure of Startech to fund the monies required for the maintenance costs under Article 5 hereof, or

          iii) breach by Startech of any material provisions of the Agreement;
               or

          iv)  an assignment by Startech for the benefit of creditors; or

          v) the appointment of a receiver to take possession of Startech's business; or

          vi) commencement of bankruptcy or insolvency proceedings by or against Startech.

     (f) In the event Swanson shall desire to terminate this Agreement by reason of a default by Startech hereunder, Swanson shall send a written notice (the "Default Notice") indicating the specific default or defaults by Startech which are the basis of the termination. If the default or defaults specified in the Default Notice have not been cured within a period of (i) thirty (30) days from the date of the Default Notice of a non-monetary default and (ii) thirty (30) days from the date of the Default Notice for a monetary default, the termination shall be effective. If the non-monetary default is such that it cannot reasonably be cured within said thirty (30) day period, but can be cured with due diligence, Startech shall notify Swanson of the proposed action to be taken to cure. If it has commenced the curing of such non-monetary default within said thirty (30) day period and thereafter prosecutes the completion thereof with due diligence, the default shall be deemed cured.

     (g) In the event of total termination of this Agreement, (i) all obligations of Startech shall cease as of the Effective Date, and (ii) on or before the Effective Date, Startech or its assignees or successors shall assign to Swanson its entire right, title, and interest to the Swanson Patents, and Patent Rights, and (iii) Startech or its assignees or successors shall turn over to Swanson without cost (except transportation costs) all compounds, samples, formulae, data and copies thereof, test results and copies thereof, drawings and copies thereof, models, prototypes and supplies, and (iv) the parties hereto shall have no further obligations under this Agreement.

     10. ASSIGNMENT OF LICENSE

     (a) Startech agrees that prior to execution of any license, agreement, or other material document relating to the subject matter of this Agreement, it will consult with Swanson prior to the consummation thereof. Approval by Swanson for said assignment or sublicense to an entity or entities chosen by Startech for the purpose of developing or Exploiting the Swanson Patents shall not be unreasonably withheld:

     (b) Swanson shall have the absolute right to assign, transfer, convey, or otherwise dispose of his accrued Payments, but in no event more than sixty (60%) percent of his future rights to Payments under this Agreement. The right to Payments shall not be affected by the inability of Swanson to perform hereunder by reason of the death or disability of Dr. Rollan Swanson.

     (c) In the event that Startech or its successors or assigns shall assign its interest in this Agreement, as provided in paragraph (a) of this
          Article in whole or in part, a copy of such assignment shall be sent

                        SWANSON PATENT LICENSE AGREEMENT
--------------------------------------------------------------------------------


          to Swanson within fifteen (15) days after its execution together with an Agreement executed by the assignee for the benefit of Swanson, assuming the obligations of this Agreement required to be performed by Startech. Such assumption shall be limited, however, to obligations under the Agreement during the period that such assignment is effective and the liability of the assignee shall be limited to liability associated with the performance of the assignee's obligations under that portion of this Agreement which is assigned.

     (d) No assignment under paragraph (a) or paragraph (c) of this Article shall release Startech from its obligation to Swanson arising prior to or after termination of such assignment.

     11. LITIGATION AS PLAINTIFF

          In the event that Startech is of the opinion that litigation should be commenced for the protection of the Swanson Patents, or for patent infringement, or is otherwise desirable in connection with the Swanson Patents (the "Plaintiff Litigation"), the following provisions shall apply:

     (a) Startech shall pay as an operating expense all of the costs incidental to bringing the Plaintiff Litigation.

     (b) Any recovery from said Plaintiff Litigation, after deducting the costs and fees incurred in connection therewith, shall be included in Gross Receipts of Startech.

     (c) Startech shall have the right to commence and pursue to final adjudication any Plaintiff Litigation and the right to select the attorneys who shall represent the parties constituting the plaintiffs in the Plaintiff Litigation, but, to protect his reversionary rights, Swanson has the right to designate separate counsel for that purpose. Startech may settle or terminate any litigation, with notice to Swanson, and Swanson may have the same rights to notice of an entire settlement agreement pursuant to the same conditions as in paragraph
          (b) of Article 3 hereof.

     (d) Startech shall take no action knowingly which will affect the validity or ownership rights in the patents, patent applications, or trade secrets owned by Swanson.

     12. ADVERSE LITIGATION

          In the event that Startech or Swanson is sued for infringement of patents as the result of its Exploitation of the Swanson Patents or shall become involved in a legal proceeding involving such Exploitation which challenges the right of Startech and/or Swanson to exploit the Swanson Patents (hereinafter called the "Adverse Proceeding"), the following provisions shall apply:

     (a) Startech shall pay all of the expenses incidental to such Adverse Proceeding but shall be entitled to reimbursement of fifty (50%) percent thereof out of the Purchase Payments to be made to Swanson under paragraph (e) of Article 4 hereof; and

     (b) Startech shall immediately notify Dr. Rollan Swanson of such proceedings and thereafter one-half (1/2) of the Payments due and payable under this Agreement shall be placed in an interest-bearing trust account subject to the terms hereof by Startech pending the outcome of such Adverse Proceeding; and

                        SWANSON PATENT LICENSE AGREEMENT
--------------------------------------------------------------------------------


     (c) Dr. Rollan Swanson shall render such services as may be necessary by Startech's counsel before and during such Adverse Proceeding without additional compensation from Startech, except for reasonable out-of-pocket expenses; and

     (d) Startech shall have the right to settle, dispose of, counterclaim, or defend any Adverse Litigation and the right to select the attorneys who shall represent the parties constituting the defendants in such Adverse Litigation and Swanson shall be notified of the entire settlement pursuant to the same conditions as in paragraphs (b) and
          (c) of Article 3 hereof. Swanson has an option to designate separate counsel if he deems it necessary for protection of his reversionary rights.

     (e) If judgment be entered against Startech and/or Swanson in such Adverse Proceeding, Startech shall be relieved of Payments to Swanson with respect to the subject matter which is the basis of the Adverse Proceeding, including money withheld following the bringing of the Adverse Proceeding unless the amount withheld exceeds the amounts necessary to satisfy or dispose of said litigation, in which case the excess monies withheld shall be paid over to Swanson. If final judgment be entered in favor of Startech or Swanson in such Adverse Proceeding, Startech shall pay over to Swanson the amount of any Payment withheld pending the outcome of the Adverse Proceeding.

     (f) However, Startech's ability to settle or dispose of Adverse Litigation extends only to its rights under this license, and shall not affect the validity or ownership of patents, patent applications, trade secrets, or copyrights owned by Swanson.

     13. GENERAL PROVISIONS

     (a) Agreement: This Agreement sets forth the entire and understanding of the parties relating to the subject matter contained herein and supersedes and merges all prior agreements and discussions between them, and there are no prior understandings, expressed or implied, between the parties hereto. It is specifically understood that neither this Agreement nor any prior relationship which exists or existed between Swanson and Startech or any other person or entity shall create any shop rights to any Swanson process. Neither party shall be bound by any definition, condition, warranty, or representation other than as expressly stated in the Agreement or as subsequently set forth in writing and executed by a duly authorized officer of either party.

     (b) Headings: The headings used herein are for convenience of reference and are not to be construed in interpreting this Agreement.

     (c) Currency: All payments called for herein are to be made in United States currency.

     (d) Severability: If any provision of this Agreement is legally determined to be void or unenforceable, the validity or enforceability of the remaining provisions of the Agreement shall not be affected thereby, but shall remain in full force and effect as though such void or unenforceable provisions had never been included.

     (e) Non-Waiver of Rights: The failure of either party to exercise any rights granted to it by this Agreement shall not be construed as a waiver of such rights, and shall not impair the ability of such party to exercise any such rights, or other rights, in the future.

                        SWANSON PATENT LICENSE AGREEMENT
--------------------------------------------------------------------------------


     (f) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of laws, principles, or which party drafted this Agreement.

     (g) This Agreement shall be binding upon the heirs, assigns, executors, and successors of the parties.

     (h) If during this license Agreement and while working on the Swanson Patents, Dr. Rollan Swanson discovers or invents subject matter or reduces to writing a trade secret, which is not related to the Swanson Patents, each invention, discovery, or trade secret, shall be owned by Swanson, but Startech shall have an exclusive license in the field defined in the "Swanson Patent License Agreement". Startech shall have no license in any field other than that set forth in Article 16 hereof and Swanson shall have sole ownership and property right of said discoveries, inventions, or trade secrets in all other fields. Upon termination of this Agreement, the exclusive license to Startech shall revert to Swanson, unless it is part of a still existing and continuing Exploitation Agreement or third party licenses.

     (i) Any disagreements or disputes arising from this Agreement between the parties hereof shall be submitted for binding arbitration to the American Arbitration Society.

     (j) Notices: All notices, claims, requests, and demands hereunder (hereinafter referred to as "communications") shall be in writing and shall be deemed to have been duly given if mailed (by registered or certified mail, return receipt requested and postage prepaid) as follows:

                           To Swanson:
                           -----------
                               Dr. and Mrs. Rollan Swanson
                               83 Sands Point Road
                               Port Washington, NY 11050

                           To Startech:
                           ------------
                               Startech Environmental Corp.
                               79 Old Ridgefield Road
                               Wilton, CT 06897

          or to such other address the party to whom notice is given may have furnished to the other party in writing in accordance herewith.

      14. DEFINITIONS OF TERMS

     For the purpose of this Agreement, the following definitions are applicable:

     (a) "Swanson Patents Catalysts" shall mean any of the compounds made under the Swanson Patents that promote the catalytic reactions and processes covered in these patents.

                        SWANSON PATENT LICENSE AGREEMENT
--------------------------------------------------------------------------------


     (b) "know-how" is defined to mean, besides know-how possessed by Dr. Rollan Swanson at the time of entry into this Agreement, as any information directly related and critical to the "Swanson Patents" developed during this license Agreement by Swanson, Startech, or any third party licensee and which becomes the property of Startech as a direct result of this license Agreement or as a "grant back" from any development, scale-up, laboratory testing, third party license or Exploitation Agreement.

     (c) "Third Party License" is defined to mean any license granted by Startech to parties other than Swanson or Startech which is to evaluate, develop, study, exploit, test, market, or in like manner make use in whole or in part of the Swanson Patents.

     (d) "Confidential Information" means any information disclosed by either party of this Agreement to the other party on a confidential basis as herein defined: (i) any information that is clearly marked as "Confidential" or "Secret" or "Internal Use Only"; (ii) any information that is disclosed orally and is designated as confidential orally when it is disclosed and is confirmed within thirty (30) days in writing as confidential; and (iii) any information that, by its nature, is considered as confidential and that would cause irreparable harm to the disclosing party. Notwithstanding the forgoing, any information:

          i) that can be demonstrated to have been in the public domain or publicly known prior to the date of disclosure by the disclosing party; or

          ii) that can be demonstrated, from written records, to have been in the receiving party's possession or readily available to the receiving party from another source not under obligation of secrecy to the disclosing party prior to disclosure by the disclosing party; or

          iii) that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the receiving party; or

          iv) that is independently developed by the receiving party without the use of the disclosing party's Confidential Information.

     (e) "Exploitation" and "Exploit" means the advancement of the Swanson Patents into saleable and useful systems.

     (f) "Exploitation Agreement" is defined to mean any agreement that is issued by Startech to a third party for the purpose of Exploitation of the Swanson Patents.

     (g) "Machine Sales" means the gross receipts on the sales of any hardware, systems or upgrades to systems directly related to and covered by the Swanson Patents and includes such "Machine Sales" by Startech, its subsidiaries, it licensees, its sublicensees, its lessees, its sublessees, etc.

     (h) "Gross Receipts" shall mean all income from any and all sources received by Startech in connection with the Exploitation of the Swanson Patents.

      15. NO PARTNERSHIP

     (a) The parties herein acknowledge that none of the provisions hereof shall be deemed to create a partnership between Swanson and Startech, it being agreed that their rights hereunder shall be those of licensor/exclusive licensee.

                        SWANSON PATENT LICENSE AGREEMENT
--------------------------------------------------------------------------------


     16. SCOPE OF LICENSE

     (a) This scope of this license on the Swanson Patents is restricted to the fields of (i) pollution control, (ii) conversion of and energy extraction from combustion flue gas and (iii) the production of synthesis gas (Syngas) from pollution control systems, combustion flue gas and any process or systems employing plasma arc technology in anyway.
















          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written:



                  For Swanson:



                      /S/ Dr. Rollan C. Swanson
                  ------------------------------

                        SWANSON PATENT LICENSE AGREEMENT
--------------------------------------------------------------------------------


                  Dr. Rollan C. Swanson



                  /S/ Eleonora Swanson
                  ------------------------------
                  Eleonora Swanson



                  For Startech:



                  /S/ Joseph F. Longo
                  ------------------------------
                  Joseph F. Longo

                  President

                  Startech, Corp.







                  A-1.  Issued U.S. Patents:

                  For the purpose of this Agreement, the following definitions are applicable:

                  (a) U.S. Patent 5516742: Catalytic conversion of water and carbon dioxide to low cost energy, hydrogen, carbon monoxide, oxygen and hydrocarbons.

                           (i)  Issued May 14, 1996

                  (b) U.S. Patent 5710087: Process for catalytic conversion of water and carbon dioxide to low cost energy, hydrogen, carbon monoxide, oxygen and hydrocarbons

                        SWANSON PATENT LICENSE AGREEMENT
--------------------------------------------------------------------------------


                           (i)  Issued January 20, 1998
                  A-2.  Issued Foreign Patents:

                  None.






                                               Date:      10/29/98
                                                    -----------------------

                                                    /S/ Dr. Rollan Swanson
                                                    -----------------------
                                                        Dr. Rollan Swanson